ECC Capital Corporation Announces Senior Management Compensation Reductions

Chairman and Co-CEO Holder and President and Co-CEO Asghar decide to work without pay; other executives agree to reductions in base compensation and return options

IRVINE, CA, April  10, 2006 – ECC Capital Corporation (NYSE: ECR), a mortgage finance real estate investment trust that originates and invests in residential mortgage loans, announced today that members of its executive management team have offered to take significant reductions in their compensation to help the Company in its efforts to cut costs.

Effective April 1, 2006, co-founders Chairman and Co-CEO Steven Holder and President and Co-CEO Shabi Asghar, who earlier this year voluntarily reduced their annual base salaries to $225,000, have volunteered to work without salary or bonus for the next twelve months.  Executive Vice President and Chief Financial Officer Roque Santi and Executive Vice President and Chief Administrative Officer Larry Moretti have agreed to 20% reductions in their base salaries, from $250,000 to $200,000, effective April 15, 2006.  In addition, at least 50% of bonus compensation for all executives who receive discretionary bonuses will be contingent upon the Company returning to profitability.

Messrs. Moretti and Santi and Executive Vice President and Chief Production Officer Troy Gotschall have agreed to return some of their previously granted options to purchase the Company’s common stock. The Company intends to use these stock options to retain and reward current employees and to recruit additional talent, as necessary.

“In light of present conditions facing our industry and company, we are continuing to move ahead with our restructuring efforts, which we believe will not only reduce costs but improve quality and productivity,” said Mr. Holder. “To this end, our senior management team is unified in its commitment to restructuring the company, cutting costs, increasing revenue and returning our mortgage banking segment to profitability.”

Executive Vice President, Capital Markets and Secondary Marketing John Kohler tendered his resignation, effective April 30, 2006. Mr. Kohler will serve as a consultant to the Company in order to assist with the transition of his responsibilities.  Mr. Kohler’s duties will be assumed by Mr. Asghar, Mr. Gotschall and Randall Mason, the Director of Capital Markets.

About ECC Capital Corporation

ECC Capital Corporation, headquartered in Irvine, Calif., is a mortgage finance real estate investment trust (REIT) that originates and invests in residential mortgage loans. Through its subsidiaries, ECC Capital offers a series of mortgage products to borrowers, with a particular emphasis on “nonconforming” borrowers who generally do not satisfy the credit, collateral, documentation or other standards required by conventional mortgage lenders and loan buyers.  ECC Capital is currently structured to qualify as a REIT by managing a portfolio of nonconforming loans it originates or acquires. As a REIT, ECC Capital’s principal business objective is to generate net income for distribution to its stockholders from the spread between the interest income on its assets in its portfolio and the costs of capital to finance its acquisition of these assets.

Safe Harbor Regarding Forward-Looking Statements

Certain statements contained in this press release, including statements relating to the anticipated results of ECC Capital’s restructuring efforts, may be deemed to be forward-looking statements under federal securities laws and ECC Capital intends that those forward-looking statements be subject to the safe-harbor created thereby. Statements that are not historical fact are forward-looking statements.  These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties, which could affect ECC Capital’s future plans. ECC Capital cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. These factors include, but are not limited to: (i) the condition of the whole loan sale market, (ii) the condition of the U.S. economy and financial system, (iii) interest rates and the subsequent effect on the business, (iv) the stability of residential property values, (v) the potential effect of new state or federal laws or regulations, (vi) the effect of increasing competition, (vii) ECC Capital’s ability to implement successfully its business strategy, (viii) the risks associated with the use of leverage, (ix) continued availability of credit facilities and access to the securitization markets or other sources of capital including the whole loan sale market, (x) ECC Capital’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed on REITs by federal tax rules, and (xi) other factors and risks discussed in ECC Capital’s Form 10-K for the year ended December 31, 2004, which was filed with the Securities and Exchange Commission on April 8, 2005. You should also be aware that, except as otherwise specified, all information in this news release is as of April 10, 2006. ECC Capital undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in ECC Capital’s expectations.